                                                                   EXHIBIT 23.02

                              CONSENT OF KPMG LLP

The Board of Directors
VeriSign, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of VeriSign, Inc. (the Company) of our report dated January 22, 2002, relating to the consolidated balance sheets of VeriSign, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of VeriSign, Inc. Our report refers to the adoption by the Company of certain provisions of Statement of Financial Accounting Standards (SFAS) No. 141 "Business Combinations" and certain provisions of SFAS No. 142, "Goodwill and Intangible Assets".

                                               /s/ KPMG LLP

Mountain View, California
April 12, 2002